================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 6, 2005

                            THE MIDDLEBY CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

         Delaware                      1-9973                   36-3352497
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
    of Incorporation)                                       Identification No.)

1400 Toastmaster Drive, Elgin, Illinois                             60120
(Address of Principal Executive Offices)                          (Zip Code)

                                 (847) 741-3300
              (Registrant's telephone number, including area code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

                  As previously disclosed on a Form 8-K filed by The Middleby Corporation (the "Company"), on December 6, 2005, the Company, through its wholly-owned subsidiary Middleby Marshall, Inc. ("MMI"), entered into a Stock Purchase Agreement (the "Purchase Agreement") with Alkar Holdings, Inc. ("Alkar") and the former shareholders of Alkar, whereby MMI acquired all of the issued and outstanding capital stock of Alkar, a manufacturer of batch and conveyor ovens and related packaging equipment for the food processing industry, for $26.7 million in cash, subject to a post-closing working capital adjustment. A copy of the Stock Purchase Agreement is attached hereto as
Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01.        Financial Statements and Exhibits.

                  (c)      Exhibits.

Exhibit No.       Description
-----------       -------------------------------------------------------------
Exhibit 10.1      Stock Purchase Agreement,  dated as of December 6, 2005, by and among Middleby Marshall,  Inc., Alkar Holdings,  Inc.
                  and the other signatories thereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               THE MIDDLEBY CORPORATION


Dated: December 12, 2005                       By:  /s/ Timothy J. FitzGerald
                                                    ---------------------------
                                                    Timothy J. FitzGerald
                                                    Vice President and
                                                    Chief Financial Officer

                                 Exhibit Index

Exhibit No.       Description
-----------       -------------------------------------------------------------
Exhibit 10.1      Stock Purchase  Agreement,  dated as of December 6, 2005, by and among Middleby  Marshall Inc., Alkar Holdings,  Inc.
                  and the other signatories thereto.